Exhibit 99.1

FOR IMMEDIATE USE
October 28, 2011

Media Contact:
Jeff Hooper
Ackermann PR
(865) 584-0550

Mountain National Bank Enters Into Consent Order
Consent Order Formalizes Process Already in Progress

SEVIERVILLE, Tenn. – October 28, 2011 – Mountain National Bancshares, Inc. announced today that its wholly owned subsidiary, Mountain National Bank, entered into a Consent Order with the Office of the Comptroller of the Currency (“OCC”). Mountain National Bank’s entering into the Consent Order with the OCC formalizes a process that began last year at the local banking institution, according to Dwight Grizzell, President and CEO for Mountain National Bank.

“We have been anticipating this order for several months and have already commenced our efforts to implement the regulators’ recommendations as we seek to comply with the terms of the Consent Order,” said Grizzell.

The Consent Order requires that Mountain National Bank develop and implement a capital plan that requires it to achieve higher capital levels than it currently maintains. In addition, the Consent Order requires Mountain National Bank to, among other things, develop and implement a three-year strategic plan, reduce the concentration of its commercial real estate loans and reduce its problem loans.

Mountain National Bank believes that the Consent Order will not materially impact the bank’s ability to service its customers’ needs. Depositor accounts, including NOW accounts and non-interest bearing checking accounts, remain fully insured to the maximum FDIC coverage limits.

“While commercial real estate in East Tennessee continues to struggle, Mountain National Bank’s compliance with the terms of the Consent Order should help the bank to become a stronger institution, better able to support its customers as they recover from the economic downturn that has severely impacted our local and national economies,” said Grizzell.

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FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 about Mountain National Bancshares’ and Mountain National Bank’s financial condition, results of operation and business. These statements relate primarily, but are not limited, to statements about management’s present plans and intentions to address the obligations Mountain National Bank has assumed by entering into the consent order with the OCC. Additional forward-looking statements include plans and expectations about Mountain National Bancshares’ and Mountain National Bank’s strategy, growth, and deployment of resources, and expectations for future financial performance. Readers can sometimes identify forward-looking statements by the use of prospective language and context, including words like “may”, “will”, “should”, “expect”, “anticipate”, “estimate”, “continue”, “plans”, “intends”, or other similar terminology. Because forward-looking statements are, in part, an attempt to project future events and explain current plans and expectations, they are subject to various risks and uncertainties that could cause Mountain National Bancshares’ and Mountain National Bank’s financial and operational results to differ materially from those set forth in such statements. These risks and uncertainties include, without limitation, the ability of Mountain National Bancshares and Mountain National Bank to increase their regulatory capital to required levels and to maintain those levels during the pendency of the Consent Order; those companies’ ability to estimate accurately the potential for losses inherent in Mountain National Bank’s loan portfolio; sensitivity to local and regional economic and other factors that affect the collectability of loans and the value of collateral underlying those loans; Mountain National Bancshares’ and Mountain National Bank’s ability to hire and retain qualified and experienced senior managers; and the ability to satisfy the terms and conditions of the Consent Order and to satisfy applicable banking laws and regulations. Information presented in this release is accurate as of the date of the release, and Mountain National Bancshares cannot undertake to update the forward looking statements or the factors that may cause it to deviate from them, except as required by law.

Mountain National Bank – Mountain National Bank was founded in 1998 on the cornerstone of personal quality service. Mountain National Bank is locally owned and locally managed. We have over 2,000 of your neighbors and friends as our shareholders/owners. The initial capitalization of Mountain National Bank was one of the largest in Tennessee’s history.